EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2022, for PNM Resources, Inc. (“Company”), as filed with the Securities and Exchange Commission on February 28, 2023 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 28, 2023	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
Chairman and Chief Executive Officer
PNM Resources, Inc.

		By:	/s/ Elisabeth A. Eden
Elisabeth A. Eden
Senior Vice President, Chief Financial Officer and
Treasurer
PNM Resources, Inc.